THESE WARRANTS HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION HEREOF OR OF THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE RULES AND REGULATIONS THEREUNDER. NEITHER THESE WARRANTS NOR THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF MAY BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR UPON RECEIPT BY THE COMPANY OF AN OPINION SATISFACTORY AS TO FORM, SCOPE AND SUBSTANCE OF COUNSEL ACCEPTABLE TO THE COMPANY AS TO AN EXEMPTION THEREFROM.


                                                            Warrants to Purchase
                                                                  475,015 Shares

                             MANNATECH INCORPORATED
                               CONSULTANT WARRANTS
                               Dated:  May 1, 1997


     THIS CERTIFIES THAT for $100.00 and other good and valuable consideration, Christopher A. Marlett, his successors and assigns, 100 Wilshire Boulevard, Santa Monica, California 90401 (herein sometimes called the "Holder") is entitled to purchase from Mannatech Incorporated, a Texas corporation (hereinafter called the "Company"), at the prices and during the periods as hereinafter specified, up to two percent of the capital stock of the Company (the "Target Percentage") which after giving effect [to a one thousand for one forward split and] options currently issued or planned for issuance of the Company's Common Stock, $0.0001 par value, as now constituted (the "Common Stock"), currently entitle the Holder to purchase up to 475,015 shares of Common Stock (the "Warrant Shares").

     1. The rights represented by these Warrants shall be exercised at $1.35 per share subject to adjustment in accordance with Section 8 of these Warrants (the "Exercise Price") and shall expire on the earlier of May 1, 2003 and 36 months after the Warrant Shares are registered for public resale under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Act").

     2. The rights represented by these Warrants may be exercised at any time within the period above specified, in whole or in part, by (i) the surrender of these Warrants (with the purchase form at the end hereof properly executed) at the principal executive office of the Company or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company); (ii) payment to the Company of the Exercise Price then in effect for the number of Warrant Shares specified in the above-mentioned purchase form together with applicable stock transfer taxes, if any; and (iii) delivery to the Company of a duly executed agreement signed by the person(s) designated in the purchase form to the effect that such person(s) agree(s) to be bound by the provisions of Section 6 and Subsections (b), (c) and (d) of Section 7 hereof. These Warrants shall be deemed to have been exercised, in whole or in part to the extent specified, immediately prior to the close of business on the date these Warrants are surrendered and payment is made in accordance with the foregoing provisions of this Section 2, and the person or persons in whose name or names the certificates for shares of Common Stock shall be issuable upon such exercise shall become the holder or holders of record of such Common Stock at that time and date. The Common Stock and the certificates for the Common Stock so purchased shall be delivered to the Holder within a reasonable time, not exceeding ten (10) days, after the rights represented by these Warrants shall have been so exercised. To the fullest extent reasonable the Company shall in good faith cooperate with Holder in effecting a "cashless exercise" of these Warrants through any stock brokerage firm selected by Holder (the effect of which will be that the Company may receive proceeds from the exercise of Warrants directly from such brokerage firm).

     3. These Warrants may be transferred, sold, assigned, or hypothecated. Any such assignment shall be effected by the Holder (1) executing the form of assignment at the end hereof and (ii) surrendering these Warrants for cancellation at the office or agency of the Company referred to in Section 2 hereof; whereupon the Company shall issue, in the name or names specified by the Holder (including the Holder) a new Warrants of like tenor and representing in the aggregate rights to purchase the same number of Warrant Shares as are purchasable hereunder. Any transfer must be in compliance with the Act.

     4. The Company covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the Warrants purchased hereunder will, upon issuance, be duly and validly issued, fully paid and nonassessable and no personal liability will attach to the Holder thereof. The Company further covenants and agrees that during the periods within which these Warrants may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of these Warrants.

     5. These Warrants shall not entitle the Holder to any voting, dividend or other rights as a stockholder of the Company and shall vest so as to permit the Holder to purchase Warrant Shares as follows:

          (a)  As of May 1,1997, 178,125 Warrant Shares;

          (b) On each of May 1, 1997, June 1,1997, July 1, 1997, August 1, 1997, September 1, 1997, October 1, 1997, November 1, 1997, December 1, 1997,
January 1, 1998, February 1, 1998, and March 1, 1998, 26,990 Warrant Shares;

          (c) If that certain Agreement of Engagement dated as of April 1, 1997 between the Company and Christopher A. Marlett (the "Engagement Letter") is terminated in writing for any reason prior to May 1, 1998, then in addition to any other Warrants which may have vested prior to the date of termination, the Holder shall be entitled to purchase 53,980 shares under the Warrants but shall not be entitled to purchase the balance of unvested Warrant Shares, if any; and

          (d) Notwithstanding the foregoing, on the date that securities of the Company commence to trade publicly on any securities exchange, on any NASDAQ market or in the over the counter markets, all Warrant Shares (except those Warrant Shares excluded under Subsection (c) above).

     6. (a) If at any time the company determines to proceed with the preparation and filing of one or more registration statements under the Act in connection with the proposed offer and sale for money of any of its equity securities (other than on Forms S-4 or S-8 or any successor or similar form), the Company shall give prompt written notice of its determination to the Holder, whether the Holder holds the Warrant or has exercised the Warrant in whole or in part. Upon the written request of the Holder given to the Company within 30 days after such notice has been received, the Company shall, subject to Subsection
(c) below, use its best efforts to cause all shares of its Common Stock which the Company has been requested to register by Holder to be registered under the Act and to cause such shares to be registered under the appropriate blue sky laws of up to five states designated by such Holder, to the extent required to permit the sale or other disposition of such shares.

          (b) Notwithstanding the provisions of Subsection (a) above, (i) the Company shall have the right to delay or suspend the preparation and filing of a registration statement for up to 90 days if in the reasonable good faith judgment of a majority of the Board of Directors of the Company such filing would have a material adverse effect on the business, affairs, properties or financial condition of the Company, PROVIDED, HOWEVER, only one such delay or suspension may occur in any six-month period, and (ii) if, prior to receiving a request by Holder for the registration of shares, the Company has given notice under Subsection (a) hereof that it intends to prepare and file a registration statement (a "Registration Statement"), then the Company shall have the right to delay or suspend the filing of the registration statement requested by the Holder; PROVIDED, HOWEVER, that the Company shall use its best efforts to cause any such registration statement requested by the Holder to become effective within 180 days after the date on which all securities covered by the Registration Statement have been sold, and that the Company shall use its best efforts to include the shares that are the subject to a notice delivered by the Holder under Subsection (a) in such Registration Statement.

          (c) If shares of Holder are to be included under Subsection (a) in a registration statement which pertains to one or more underwritten public offerings and the managing underwriters advise the Company in writing that in their opinion the number of shares requested to be included exceeds the number of shares which can be marketed in such offering (i) at a price reasonably related to their then current market value or (ii) without materially and adversely affecting the entire offering (or, in the event that a public distribution of shares is not underwritten, if an investment banking firm of recognized standing so advises the Company), the Company shall include in such registration (1) the Common Stock which the Company proposes to issue and sell, (2) the number of shares requested by the Holder to be included which in the opinion of such underwriters (or such investment banking firm) can be sold, (3) any other shares of Common Stock requested to be included in such registration statement by persons other than the parties to this Agreement.

     (d) The Holder, including any assignee or successors of Holder, agrees in connection with any underwritten public offering of the Company's securities that upon the request of the managing underwriter, it shall commit itself in writing not to sell or offer to sell any shares other than such shares included in the underwritten public offering, during 30 days prior to, and for a period not to exceed 90 days after, the date of the final prospectus used in such offerings.

     (e) If and whenever the Company is required by the provisions of Subsection (a) to effect the registration of shares under the Act, the Company will:

               (i) subject to the provisions of Subsection (b), prepare and file with the Securities and Exchange Commission ("SEC"), within 90 days after receipt of such request a registration statement with respect to such securities, and use its best efforts to cause such registration statement to become effective within 120 days of receipt of such request and remain effective for such period as may be reasonably necessary to effect the sale of such securities, not to exceed 270 days; provided that prior to filing a registration statement or prospectus or any material amendment (or any amendment which refers to Holder) thereto, the Company will furnish to counsel selected by the Holder copies of such documents and provide counsel the opportunity to comment;

               (ii) prepare and file with the SEC such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective until the earlier of (1) the date on which all securities covered by such registration statement have been sold and (2) 270 days after the effective date of such registration statement;

               (iii) use its best efforts to register or qualify the shares for sale under such other securities or blue sky laws of such jurisdictions as the Holder or Holders may reasonably request (up to five states) and do any and all other acts and things which may be reasonably necessary or desirable to consummate the disposition of the shares in such jurisdictions; PROVIDED, HOWEVER, that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such jurisdictions;

               (iv) notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, if in the reasonable judgment of the Company it is necessary to prepare a supplement or amendment to such prospectus, the Company will prepare such supplement or amendment to such prospectus, so that, as thereafter delivered to the Holder, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

               (v) cause all such shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed and if the Company would otherwise qualify, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such securities, which the Holder desires to register covered by such registration statement, to be listed on the NASDAQ National Market;

               (vi) use its reasonable efforts to cause the shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder to consummate the disposition of such shares.

          (f)  (i)    If any 50% holder (as defined below) shall give notice
to the Company at any time during the period set forth in Section 1 hereof to the effect that such holder desires to register under the Act the Warrant Shares under such circumstances that a public distribution (within the meaning of the Act) of any such securities will be involved then the Company will promptly, but no later than forty-five (45) days after receipt of such notice, file a post-effective amendment to the current registration statement or file a new registration statement pursuant to the Act (the "Registration Statement"), to the end that the Warrant Shares may be publicly sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become and remain effective for a period of two hundred seventy (270) days (including the taking of such steps as are reasonably necessary to obtain the removal of any stop order); provided, that such holder shall furnish the Company with appropriate information in connection therewith as the Company may reasonably request in writing. The 50% holder (which for purposes hereof shall mean any direct or indirect transferee of such holder) may, at its option, request the filing of a post-effective amendment to the current Registration Statement or a new registration statement under the Act with respect to the Warrant Shares on only one occasion during the term of these Warrants. The Holder may, at its option request the registration of the Warrant Shares in a registration statement made by the Company as contemplated by Section 6(a) or in connection with a request made pursuant to this Section 6(f) prior to acquisition of the Warrant Shares issuable upon exercise of these Warrants and even though the Holder has not given notice of exercise of these Warrants. The 50% holder may, at its option, request such post-effective amendment or new registration statement during the described period with respect to the Warrant Shares and such registration rights may be exercised by the 50% holder prior to or subsequent to the exercise of these Warrants. Within ten (10) business days after receiving any such notice pursuant to this subsection (f) of Section 6, the Company shall give notice to the other holders of Warrants that were originally a part of the original option issued to Christopher A. Marlett pursuant to the Engagement Letter advising that the Company is proceeding with such post-effective amendment or registration statement and offering to include therein the securities underlying the options of the other holders. Each holder electing to include its Warrant Shares in any such offering shall provide written notice to the Company that is received by the Company within thirty (30) days after mailing notice to them by the Company. The failure to provide such notice to the Company shall be deemed conclusive evidence of such holder's election not to include his or its Warrant Shares in such offering. Each holder electing to include its Warrant Shares shall furnish the Company with such appropriate information (relating to the intentions of such holder) in connection therewith as the Company shall reasonably request in writing. In the event the Registration Statement is not filed within the period specified herein, the expiration dates of these Warrants shall be extended to a date which is not less than ninety (90) days after the effective date of such Registration Statement. Only two such post-effective amendments or new registration statement shall be filed pursuant to this
Section 6(f) and all costs and expenses of only the first such post-effective amendment or new registration statement shall be borne by the Company, except that the holders shall bear the fees of their own counsel and any underwriting discounts or commissions applicable to any of the Warrant Shares sold by them. If the Company determines to include securities to be sold by it in any registration statement pursuant to this Section 6(f), such registration statement shall be deemed to have been a registration statement under Section 6(a).

               (ii) The Company shall be entitled to postpone the filing of any registration statement pursuant to this Section 6(f) otherwise required to be prepared and filed by it if (A) the Company is engaged in a material acquisition, reorganization or divestiture, (B) the Company is currently engaged in a self-tender or exchange offer and the filing of a registration statement would cause a violation of Rule 10b-6 under the Securities Exchange Act of 1934 (the "Exchange Act"), (C) the Company is engaged in an underwritten offering and the managing underwriter has advised the Company in writing that such a registration statement would have a material adverse effect on the consummation of such offering or (D) the Company is subject to an underwriter's lock-up as a result of an underwritten public offering and such underwriter has refused in writing, the Company's request to waive such lock-up. In the event of such postponement, the Company shall be required to file the registration statement pursuant to this Section 6(f) within sixty (60) days of the consummation of !he event requiring such postponement.

               (iii) The Company will use its best efforts to maintain such registration statement or post-effective amendment current under the Act for a period of at least six months (and for up to an additional three months if requested by the Holder) from the effective date thereof. The Company shall supply prospectuses, and such other documents as the Holder may reasonably request in order to facilitate the public sale or other disposition of the Warrant Shares, use its best efforts to register and qualify any of the Registrable Securities for sale in a maximum of five states as such holder designates (provided that the Company shall not be required to qualify as a foreign corporation or a dealer in securities or execute a general consent to service of process in any jurisdiction in any action) and furnish indemnification in the manner provided in Section 7 hereof.

               (iv) The term "50% holder" as used in this Section 6(f) shall mean the holder or holders of at least 50% of the Warrants and the Warrant Shares (considered in the aggregate) and shall include any owner or combination of owners of such securities, which ownership shall be calculated by determining the number of shares of Common Stock as well as the number of Warrant Shares then issuable upon exercise of the Warrants held by such owner or owners.

          (g) If any Holder requests a registration of shares, he shall provide all such information and materials and shall take all such actions as may be reasonably required in order to permit the company to comply with all applicable requirements of the SEC and to obtain any desired acceleration of the effective date of such registration statement. Specifically, the Company may require the Holder to furnish the Company with such information regarding the Holder and the distribution of its securities as the Company may from time to time reasonably request in writing and as shall be required by law or the SEC.

          (h) With respect to inclusion of shares in a registration statement pursuant to Subsection (a) hereof, the Company shall bear the following fees, costs and expenses of such registrations: all registration, filing and stock exchange fees, printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of other persons retained by the Company, and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified, except as otherwise provided upon withdrawal; and the Holders participating in such registration shall be responsible for, and shall pay, its shares of underwriting discounts and commissions, and reasonable and necessary fees and disbursements of counsel for such Holder.

     7. (a) Whenever pursuant to Section 6 a registration statement relating to the Warrant Shares is filed under the Act or amended or supplemented, the Company will indemnify and hold harmless each holder of the securities covered by such registration statement, amendment or supplement (such holder being hereinafter called the "Distributing Holder" and such securities being hereinafter called the "Registered Securities"), and each person, if any, who controls (within the meaning of the Act) the Distributing Holder, and each underwriter (within the meaning of the Act) of such securities and each person, if any, who controls (within the meaning of the Act) any such underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Distributing Holder, any such controlling person or any such underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such registration statement or any preliminary prospectus or final prospectus constituting a part thereof or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Distributing Holder and each such controlling person and underwriter for any legal or other expenses reasonably incurred by the Distributing Holder or such controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder or any other Distributing Holder, for use in the preparation thereof.

          (b) The Distributing Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed said registration statement and such amendments and supplements thereto, each person, if any, who controls the Company (within the meaning of the Act) against any losses, claims, damages or liabilities, joint and several, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in said registration statement, said preliminary prospectus, said final prospectus, or said amendment or supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in said registration statement, said preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such Distributing Holder for use in the preparation thereof; and will reimburse the Company or any such director, officer or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The maximum amount which may be recovered from any Distributing Holder shall not under any circumstances exceed in the aggregate the amount of net proceeds received by such Distributing Holder from sales of his Registered Securities.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party, give the indemnifying party written notice of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 7.

          (d) In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof.

     8. The Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time-to-time upon the happening of certain events as follows:

          (a) In case the Company shall (i) declare a stock dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. In the event an adjustment to the Exercise Price is effected pursuant to this Subsection (a) (and a corresponding adjustment to the number of Warrant Shares is made pursuant to Subsection (f) below), the Exercise Price of the Warrants shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price of the Warrants by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such action and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Subsection (h) below) on the record date mentioned below, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

          (c) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (h) below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

          (d) In case the Company shall issue shares of its Common Stock (excluding shares issued in any of the transactions described in Subsections
(a), (b) and (c) above) for a consideration per share (the "Offering Price") less than the current market price per share [as defined in Subsection (h) below] on the date the Company fixes the offering price of such additional shares) then the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received [determined as provided in Subsection
(g) below] for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

          (e) In case the Company shall issue any securities convertible into or exchangeable for its Common Stock [excluding securities issued in transactions described in Subsections (a), (b), (c) and (d) above] for a consideration per share of Common Stock (the "Conversion Price") initially deliverable upon conversion or exchange of such securities [determined as provided in Subsection (g) below] less than the current market price per share [as defined in Subsection (h) below] in effect immediately prior to the issuance of such securities, then the Exercise Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received [determined as provided in Subsection (g) below] for such securities would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

          (f) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (a), (b), (c), (d) or (e) above, the number of Warrant Shares purchasable upon exercise of these Warrants shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of these Warrants by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted and, in connection with any event (whether or not leading to an adjustment of the Exercise Price) causing the Target Percentage to equal less than two percent (2%), shall be further adjusted (the "Anti-Dilution Adjustment") so as to increase the number of Warrant Shares issuable upon exercise of these Warrants so that the Holder (together with his transferees and assignees) shall hold not less than two percent (2%) of the issued and outstanding shares of Common Stock then outstanding (including any shares issuable on exercise or conversion of any rights then outstanding to acquire shares of the Company's Common Stock), provided that the Anti-Dilution Adjustment shall terminate upon, and not be calculated with respect to, the closing of an initial bona fide public offering of Common Stock pursuant to a firm commitment underwriting under a registration statement declared effective by the Securities and Exchange Commission under the Act.

          (g) For purposes of any computation respecting consideration received pursuant to Subsections (d) and (e) above, the following shall apply:

               (i) in the case of the issuance of shares of Common Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

               (ii) in the case of the issuance of shares of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive;

               (iii) in the case of the issuance of securities convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof [the consideration in each case to be determined in the same manner as provided in clauses (i) and (ii) of this Subsection (g)]; and

               (iv) in case the Company shall sell and issue Common Stock together with one or more other securities as part of a unit at a price per unit, then in determining consideration per share for purposes of this Section 8, the Board of Directors of the Company shall determine, in good faith, whose determination shall be described in a duly adopted board resolution certified by the Company's Secretary or Assistant Secretary, the fair value of the Common Stock then being sold as part of such unit, and such determination, in the absence of fraud or bad faith, shall be binding, upon the holder of these Warrants.

          (h)  For the purpose of any computation under Subsections (b), (c),
(d) and (e) above, the current market price per share of Common Stock at any date shall be deemed to be the average Fair Market Value of the Common Stock for 30 consecutive business days before such date.

          "Fair Market Value" shall mean an amount that is determined as follows: (i) If the Common Stock is listed on the New York Stock Exchange, the American Stock Exchange or such other securities exchange designated by the Board of Directors of the Company, or admitted to unlisted trading privileges on any such exchange, or if the Common Stock is quoted on a National Association of Securities Dealers, Inc. system that reports closing prices, the Fair Market Value shall be the closing price of the Common Stock as reported by the Wall Street Journal on the day the Fair Market Value is to be determined, or if no such price is reported for such day, then the determination of such closing price shall be as of the last immediately preceding day on which the closing price is so reported; or (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, the Fair Market Value shall be the average of the last reported highest bid and the lowest asked prices quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or, if not so quoted, then by the National Quotation Bureau, Inc. on the day the Fair Market Value is determined; or (iii) If the Common Stock is not so listed or admitted to unlisted trading privileges or so quoted, and bid and asked prices are not reported, the Fair Market Value shall be determined in such reasonable manner as may be presented by the Board of Directors of the Company.

          (i) All calculations under this Section 8 shall be made to the nearest one cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any federal income tax liability to the holders of Common Stock.

          (j) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly, but no later than ten (10) days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Warrant Shares issuable upon exercise -of these Warrants and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holder at the address set forth herein, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this
Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

          (k) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder of these Warrants thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of these Warrants shall be subject to adjustment from time-to-time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (i), inclusive above.

     9. If securities of the Company do not commence to trade publicly on any securities exchange, any NASDAQ market or in the over the counter markets prior to June 1, 1998, then the Holder hereof may put and sell (the "Put Right") these Warrants to the Company for an aggregate of $300,000 (the "Put Amount") provided that the Holder may exercise the Put Right at his sole election in whole or in part at any time after May 30, 1998 and prior to May 1, 1999 at which date the Put Right shall terminate and be of no further force or effect whatever. In the event that the Put Right is exercised as to a portion of these Warrants, the Company shall pay the Holder an amount determined by multiplying the Put Amount by a fraction the numerator of which shall be the number of Warrants being put to the Company and the denominator of which shall be 475,015 (the original number of Warrant Shares, subject to adjustment as set forth in Section 8 above). The Company shall pay the Put Amount (or the Put amount as adjusted) to the Holder no later than 10 days after Holder has advised the Company in writing of Holder's election to exercise the Put Right.

     10. In the event of any loss, theft or destruction of these Warrants, upon delivery of a written agreement to indemnify the Company (which agreement may be unsecured if from the original Holder of these Warrants), or in the event of any mutilation of these Warrants, upon surrender of these Warrants to the Company, the Company, at its expense, will execute and deliver, in lieu thereof, new Warrants representing the right to purchase at the Exercise Price a like aggregate number of Warrant Shares.

     11. This Agreement shall be governed by and in accordance with the laws of the State of Texas and in the event of any action to enforce any provision of these Warrants the prevailing party shall be entitled to all costs of suit, including without limitation, attorneys' fees and court costs, and shall be entitled to the interests on any award until paid. This agreement replaces, supplants and corrects any other or prior agreements between the parties conferring the subject warrants in favor of the Holder to the effect that warrants have been issued to the Holder which permit the purchase of the sum total of 475,015 shares only under the terms and conditions stated in this signed writing.

     IN WITNESS WHEREOF, Mannatech Incorporated has caused these Warrants to be signed by its duly authorized officers under its corporate seal, and these Warrants to be dated as of May 1, 1997.


                                 Mannatech Incorporated


                                 By /s/ Charles E. Fioretti
                                   --------------------------------------------
                                   Charles E. Fioretti, Chief Executive Officer



(Corporate Seal)


ATTEST:



/s/ Patrick D. Cobb
------------------------------
Patrick D. Cobb


CONSENTED TO AND AGREED:




/s/ Christopher Marlett
------------------------------
CHRISTOPHER MARLETT

                                  PURCHASE FORM

                   (To be signed only upon exercise of Warrants)


     The undersigned, the holder of the foregoing Warrants, hereby irrevocably elects to exercise the purchase rights represented by such Warrants for, and to purchase thereunder, _____ Shares of Mannatech Incorporated, and herewith makes payment of $___________ therefor and requests that the certificates for shares of Common Stock be issued in the name(s) of, and delivered to _________________, whose address(es) is (are) _____________________________________________________



DATED:         , 199
       --------     --                            ------------------------------


                                                  ------------------------------

                                  TRANSFER FORM


                (To be signed only upon transfer of the Warrants)


For value received, the undersigned hereby sells, assigns, and transfers unto ___________________________the right to purchase Warrant Shares represented by the foregoing Warrants to the extent of _________ Shares, and appoints _______________________ attorney to transfer such rights on the books of Mannatech Incorporated, with full power of substitution in the premises.



DATED:          , 199
       ---------     --                           ------------------------------


                                                  ------------------------------

                                                  By:
                                                     ---------------------------

                                                     ---------------------------
                                                     (Address)


                                       -1-